Exhibit 8(yyy)(1)
Amendment No. 3 to Participation Agreement (Pioneer Funds)
[Retail]
AMENDMENT NO. 3 TO RETAIL FUND PARTICIPATION AGREEMENT
     THIS AMENDMENT No. 3 to the Retail Fund Participation Agreement (the “Agreement”) dated March 1, 2005, as amended, by and among ML Life Insurance Company of New York, (hereinafter the “Company”), on its own behalf and on behalf of each separate account of the Company set forth in Schedule A of the Agreement, as may be amended from time to time (each such account hereinafter referred to as a “Separate Account”) and Pioneer Funds Distributor, Inc. (“PFD”), (hereinafter the “Underwriter”) is effective as of October 30, 2009.
     WHEREAS, the Underwriter and the Company have entered into the Agreement, dated March 1, 2005; and
     WHEREAS, AEGON USA, Inc. purchased the Company through a transaction effective December 28, 2007; and
     WHEREAS, certain Company functions are transitioning to the Cedar Rapids offices of the Company, effective November 9, 2009; and
     WHEREAS, the Company does not have the functionality to invoice for services payable under such Agreement; and
     WHEREAS, the Underwriter and the Company now desire to amend the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Underwriter and the Company hereby agree:
1. Amendment.
A.	Section 5.2 is hereby deleted in its entirety and replaced by the following:

Within 30 days after each quarter end, the Underwriter will send the Company the fees as set forth in Schedule B of the Agreement.
2. Effectiveness. The Amendment is effective as of the date hereof.
3. Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

MERRILL LYNCH LIFE INSURANCE		PIONEER FUNDS DISTRIBUTOR, INC.
COMPANY OF NEW YORK

By:	/s/ Lon Olejniczak	By:	/s/ Joseph D. Kringdon
Name:	Lon Olejniczak	Name:	Joseph D. Kringdon
Title:	President	Title:	President